EXHIBIT A

AGREEMENT OF JOINT FILING

PURSUANT TO RULE 13d-1(k)

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common stock of Crescent Energy Company, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: December 17, 2021

PT INDEPENDENCE ENERGY HOLDINGS LLC

By:	/s/ Brandi Kendall
Name:	Brandi Kendall
Title:	Vice President

LIBERTY ENERGY HOLDINGS, LLC

By:	/s/ Bevin Brown
Name:	Bevin Brown
Title:	Vice President

LIBERTY MUTUAL INSURANCE COMPANY

By:	/s/ Michael B. Garvey
Name:	Michael B. Garvey
Title:	Assistant Secretary

LIBERTY MUTUAL GROUP INC.

By:	/s/ Michael B. Garvey
Name:	Michael B. Garvey
Title:	Assistant Secretary

LMHC MASSACHUSETTS HOLDINGS INC.

By:	/s/ Michael B. Garvey
Name:	Michael B. Garvey
Title:	Assistant Secretary

LIBERTY MUTUAL HOLDING COMPANY INC.

By:	/s/ Michael B. Garvey
Name:	Michael B. Garvey
Title:	Assistant Secretary